Exhibit 5.1

Courtney M.W. Tygesson

+1 312 881 6680

ctygesson@cooley.com

December 8, 2023

Harpoon Therapeutics, Inc.

611 Gateway Boulevard, Suite 400

South San Francisco, California 94080

Ladies and Gentlemen:

We have acted as counsel to Harpoon Therapeutics, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), including a related prospectus included in the Registration Statement (the “Prospectus”), covering the registration for resale of up to 25,751,025 shares of the common stock, $0.0001 par value (the “Common Stock”), of the Company consisting of (a) 12,805,350 (the “Shares”) outstanding shares of Common Stock, (b) up to 4,362,000 shares of Common Stock (the “Pre-funded Warrant Shares”) issuable upon the exercise of outstanding pre-funded warrants (the “Pre-funded Warrants”) and (c) up to 8,583,675 shares of Common Stock (together with the Pre-funded Warrant Shares, the “Warrant Shares”) issuable upon the exercise of outstanding warrants (together with the Pre-funded Warrants, the “Warrants”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Warrants, the Company’s certificate of incorporation and bylaws, each as currently in effect, and originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state antifraud law, rule or regulation relating to securities or to the sale or issuance thereof.

With respect to the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, adjustments to outstanding securities of the Company or other matters cause the Warrants to be exercisable for more shares of Common Stock than the number available for issuance by the Company. Further, we have assumed the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the Common Stock.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares have been validly issued and are fully paid and nonassessable, and (ii) the Warrant Shares, when sold and issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

COOLEY LLP 110 NORTH WACKER, SUITE 4200, CHICAGO, ILLINOIS 60606

T: (312) 881-6500 F: (312) 881-6598 COOLEY.COM

Our opinion is limited to the matters expressly set forth in this letter, and no opinion should be implied, or may be inferred, beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

COOLEY LLP

By:	/s/ Courtney M.W. Tygesson
Courtney M.W. Tygesson

COOLEY LLP 110 NORTH WACKER, SUITE 4200, CHICAGO, ILLINOIS 60606

T: (312) 881-6500 F: (312) 881-6598 COOLEY.COM